EXHIBIT 4.1 1 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 General As of the fiscal year ended May 2, 2026, Barnes & Noble Education, Inc. (“BNED,” “we,” “us,” “our” or the “Company”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our common stock, par value $0.01 per share. DESCRIPTION OF CAPITAL STOCK The following summary description of our capital stock is as of May 2, 2026, and is qualified in its entirety by our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated By-laws, as amended (the “By-laws”), and certain provisions of the Delaware General Corporation Law. Our Certificate of Incorporation and By-laws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended May 2, 2026, and on file with the Securities and Exchange Commission (the “SEC”). Authorized Capital Stock Under our Certificate of Incorporation, our authorized capital stock consists of 200 million shares of common stock, par value $0.01 per share (the “Common Stock”), and five million shares of preferred stock, par value $0.01 per share. Common Stock Dividend Rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock, holders of our Common Stock are entitled to receive dividends, if any, as and when may be declared at such times and in such amounts as our board of directors (the “Board”) in its discretion shall determine. Voting Rights. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Company’s Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware. Holders of shares of our Common Stock do not have cumulative voting rights. Rights upon Liquidation, Dissolution or Winding-up. Subject to the preferential liquidation rights of any preferred stock that may be outstanding, upon our liquidation, dissolution or winding-up, holders of our Common Stock, as such, are entitled to share ratably, in proportion to the number of shares held by them, in our assets legally available for distribution to our stockholders. Preemptive and Conversion Rights. The holders of our Common Stock do not have preemptive rights, conversion rights, or preferential rights to subscribe for shares of our capital stock. Fully Paid. The issued and outstanding shares of our Common Stock are fully paid and non- assessable. Any additional shares of Common Stock that we may issue in the future will also be fully paid and non-assessable. Listing. Our Common Stock is listed on the New York Stock Exchange under the symbol “BNED.”

2 Transfer Agent and Registrar. The Transfer Agent and Registrar for our Common Stock is Computershare Trust Company, N.A. Preferred Stock Our Certificate of Incorporation authorizes our Board to designate and issue from time to time one or more series of preferred stock without stockholder approval. Our Board may fix and determine the preferences, limitations and relative rights of each series of preferred stock. Certain Provisions of Delaware Law, Our Certificate of Incorporation and By-laws Certificate of Incorporation and By-laws Certain provisions in our Certificate of Incorporation and our By-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to discourage certain types of transactions that may involve an actual or threatened change of control. Blank Check Preferred Stock. Our Certificate of Incorporation permits us to issue, without any further vote or action by the stockholders, up to five million shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. The ability to issue such preferred stock could discourage potential acquisition proposals and could delay or prevent a change in control. Board Size. Except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock, the number of the directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board, and any newly created directorships resulting from any increase in the number of directors and any vacancies shall only be filled by the Board, and not by the stockholders. No Stockholder Action by Written Consent. Our Certificate of Incorporation expressly excludes the right of our stockholders to act by written consent. Stockholder action must take place at an annual meeting or at a special meeting of our stockholders. Special Stockholder Meetings. Under our By-laws, only the chairman of our Board or a majority of the members of our Board are able to call a special meeting of stockholders. Requirements for Advance Notification of Stockholder Nominations and Proposals. Under our By- laws, stockholders of record are able to nominate persons for election to our Board or bring other business constituting a proper matter for stockholder action only by providing proper notice to our secretary. Proper notice must be timely, generally between 90 and 120 days prior to the first anniversary of the prior year’s annual meeting, and must include, among other information, the name and address of the stockholder giving the notice, certain information regarding such stockholder’s beneficial ownership of our securities and any derivative instruments or other agreements the value of or return on which is based on or linked to the value of or return on our securities as of the date of the notice, certain information relating to each person whom such stockholder proposes to nominate for election as a director, including any arrangements or understandings between the nominating stockholder and the nominee, in the case of a director nomination, a representation that such stockholder is a holder of record of our Common Stock as of the date of the notice and a brief description of any other business such stockholder proposes to bring before the meeting and the reason for conducting such business, and, if such stockholder intends to solicit proxies, a representation to that effect.

3 Delaware Takeover Statute Section 203 of the Delaware General Corporation Law (“Section 203”), subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” (as defined below) with any “interested stockholder” (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (1) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (3) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 defines “business combination” to include: (1) any merger or consolidation involving the corporation and the interested stockholder; (2) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.